QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

January 16, 2004

Primus Telecommunications Group, Incorporated
1700 Old Meadow Road, Suite 300
McLean, VA 22102

Ladies and Gentlemen:

        We have acted as counsel to Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Company has provided us with a prospectus (the "Prospectus"), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

  •
  shares of common stock, par value $0.001 per share, of the Company (the "Common Stock");

  •
  shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock");

  •
  depositary shares (the "Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), which may be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a financial institution identified therein as depositary (each, a "Depositary"), the form of which Deposit Agreement is filed as Exhibit 4.2 to the Registration Statement;

  •
  senior debt securities, in one or more series (the "Senior Debt Securities"), which may be issued under the Indenture (the "Senior Debt Indenture") to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, between the Company and Wachovia Bank National Association, as trustee (the "Trustee"), the form of which is filed as Exhibit 4.3 to the Registration Statement;

  •
  subordinated debt securities, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued under the Indenture (the "Subordinated Debt Indenture") to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, between the Company and the Trustee, the form of which is filed as Exhibit 4.4 to the Registration Statement; and

  •
  warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants"), which may be issued pursuant to a warrant agreement to be dated on or about the date of the first issuance of the Warrants thereunder (the "Warrant Agreement"), between the Company and a bank or trust company as warrant agent (the "Warrant Agent"), the forms of such Warrant Agreement are filed as Exhibits 4.7 - 4.9 to the Registration Statement.

        The Common Stock, the Preferred Stock, the Depositary Shares, the Senior Debt Securities, the Subordinated Debt Securities and the Warrants are collectively referred to herein as the "Securities." The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered is $200,000,000.

        In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

        In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock and as to Securities convertible into Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock) is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and reserved or available for issuance and that the cash consideration for the issuance and sale of such shares of Preferred Stock (or Debt Securities convertible into Preferred Stock) is not less than the par value of the Preferred Stock. With respect to our opinion as to the Depositary Shares (as defined below), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock to be represented by the Depositary Shares is authorized, designated and reserved or available for issuance and that the consideration for the issuance and sale of such Depositary Shares is cash in an amount that is not less than the par value of the Preferred Stock represented by the Offered Depositary Shares. We have also assumed that any Depositary Receipts and any Warrants offered under the Registration Statement, and the related deposit agreement and warrant agreements, will be executed in the forms filed as exhibits to the Registration Statement. We have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock or convertible Depositary Shares, the applicable convertible Preferred Stock or convertible Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities (as defined below), or upon exercise of any Warrants (as defined below), the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Debt Securities constituting valid and legally binding obligations of the Company, the laws of the State of New York. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. For purposes of the opinions below, we have assumed that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws.

        On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

        1.     With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the Common Stock and the issuance and sale of the Common Stock do not violate the certificate of incorporation or bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Preferred Stock or convertible Offered Debt Securities (as defined below) under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Offered Warrants (as defined below) under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

        2.     With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the terms of the Preferred Stock the issuance and sale of the Preferred Stock do not violate the certificate of incorporation or bylaws of the Company or any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Preferred Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement or upon conversion of any convertible Offered Debt Securities under the Senior Indenture or the Subordinated Indenture, as applicable, or upon exercise of any Offered Warrants under the Warrant Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

        3.     With respect to any Depositary Shares offered under the Registration Statement (the "Offered Depositary Shares"), provided that (i) the issuance of the Depositary Shares has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Depositary Shares does not violate any applicable law or the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Depositary Receipts evidencing the Depositary Shares have been duly executed by the Company, countersigned by the depositary therefor in accordance with the applicable deposit agreement and duly delivered to the purchasers thereof against payment therefor, then the Depositary Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        4.     With respect to any series of the Debt Securities issued under the Subordinated Indenture or the Senior Indenture, as applicable, and offered under the Registration Statement (the "Offered Debt Securities"), provided that (i) the Subordinated Indenture or Senior Indenture, as applicable, has been duly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Subordinated Indenture or the Senior Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iii) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture or Senior Indenture, as applicable, so as not to violate any applicable law, the certificate of incorporation or bylaws of the Company, or result in a default under or breach of any agreement or instrument binding the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the

Subordinated Indenture or Senior Indenture, as applicable, and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Subordinated Indenture and Senior Indenture, as applicable, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Offered Warrants under the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        5.     With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement (the "Offered Warrants"), provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (ii) the Warrant Agreement, has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the certificate of incorporation or bylaws of the Company, or result in a default under or breach of any agreement or instrument binding the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,
COOLEY GODWARD LLP
By:
Brian J. Lynch

QuickLinks

  Exhibit 5.1